Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,675,830
Unrealized Gain (Loss) on Market Value of Commodity Futures	18,314,500
Dividend Income	255,159
Interest Income	270,218
ETF Transaction Fees	3,150
Total Income (Loss)	$22,518,857

Expenses
General Partner Management Fees	$153,440
Professional Fees	3,812
Brokerage Commissions	15,232
Directors' Fees and insurance	7,046
Other fees	1,382
Total Expenses	$180,912
Net Income (Loss)	$22,337,945

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$198,864,940
Additions (1,350,000 Shares)	40,788,862
Net Income (Loss)	22,337,945

Net Asset Value End of Month	$261,991,747
Net Asset Value Per Share (8,650,000 Shares)	$30.29

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596